Second Quarter 2017 Earnings

August 2, 2017

AEGION®

Stronger. Safer. Infrastructure.®



Company's strategic actions strengthen long-term outlook

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward looking statements. The Company makes forward-looking statements in this presentation that represent the Company's beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management's beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this presentation, the words "anticipate," "estimate," "believe," "plan," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on March 1, 2017 and in the Company's subsequently filed documents. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, the Company's actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this presentation are qualified by these cautionary statements.

In addition, some of the market and industry data and forecasts included in this presentation are based upon independent industry sources. Although we believe that these independent sources are reliable, we have not independently verified the accuracy and completeness of this information.

Aegion®, Insituform®, Fibrwrap®, Tite Liner®, Tyfo®, Stronger. Safer. Infrastructure.® and our other trademarks referenced herein and the associated logos are the registered and unregistered trademarks of Aegion Corporation and its affiliates.

Areas of strategic focus



Infrastructure Solutions

1

Municipal Pipeline Infrastructure

Trenchless Solutions

Corrosion Protection

2

Oil & Gas Midstream Pipelines

Cathodic Protection Services

Energy Services

3

Refinery Operations

Maintenance Services

Strategic actions allow greater focus on long-term growth in predictable markets

Corrosion Protection

Pipe Coating and Insulation Business in Louisiana




Market

- A viable addressable market emerging for deepwater oil & gas development in the Gulf of Mexico
- Bidding on several projects and testing the new proprietary insulation material for a another deepwater project

Challenge

- Large project size with long lead-time and uncertainty as to the timing of bids and project execution

Decision

- Board of Directors approved plan to divest the business
- Business to be classified as held for sale for accounting treatment beginning in Q3’17

Infrastructure Solutions

North American Civil Structural Strengthening




Market

- Existing infrastructure in North America requires repair, strengthening and rehabilitation
- Fiber-reinforced polymers (FRP) are a unique alternative to concrete repair

Challenge

- Little traction gained expanding non-pressure pipe contract application of the Tyfo® Fibrwrap® system in North America after investments made over the last two years

Decision

- Exit all non-pipe contract activities in North America
- Leverage growing acceptance of FRP solutions through third-party sales, engineering and technical support

AEGION
Stronger. Safer. Infrastructure.

Strategy for sustainable organic growth expected to drive increases in EPS, cash flow and ROIC from 2017 to 2019

EPS GROWTH:
LOW TO MID-DOUBLE DIGITS

REVENUE GROWTH:
LOW TO MID-SINGLE DIGITS

OPERATING MARGINS:
AT LEAST 7 PERCENT BY 2019


AVERAGE
THREE-YEAR
GROWTH
TARGETS

OPERATING CASH FLOW:
> THAN 2x NET INCOME

FREE CASH FLOW:
> THAN 1x NET INCOME

RETURN ON INVESTED CAPITAL:
APPROACHING 9 PERCENT BY 2019

AEGION
Stronger. Safer. Infrastructure.

Isolated challenges in Q2'17 prevented even stronger results

Aegion Consolidated EPS


$0.33
$0.33
Q2'16
Q2'17
$0.23
$0.10
GAAP EPS
Adjusted EPS

Isolated market challenges and performance issues caused a negative $7 million impact to Q2'17 gross profit

Infrastructure Solutions

- Legacy backlog issues in Denmark for contract installation of Insituform® CIPP
- Performance issues in Australia for Insituform® CIPP contract installation
- Lack of project activity for the Tyfo® Fibrwrap® system in North America

These challenges resulted in an approximate $2.6 million negative impact to gross profit

Corrosion Protection

- Activities for cathodic protection services in the U.S. were impacted by continued lower margin mix of services and performance issues for several large projects

These challenges resulted in an approximate $4.3 million impact to gross profit

2017 Outlook

- Expect solid 2H'17 performance due to strong backlog and actions to address challenges
- Q2'17 financial shortfall will not be made up resulting in full-year estimated adjusted EPS moderately above 2016

AEGION
Stronger. Safer. Infrastructure.®

Corrective actions to be substantially completed by end of 2017

Infrastructure Solutions
International CIPP and civil structures





Actions

- Favorable market in Denmark justifies investments to improve project management and execution
- Assessment underway in Australia to determine best path forward
- Cost reductions from the exit of non-pipe applications of the Tyfo® Fibrwrap® system in North America

Corrosion Protection
Cathodic protection services in North America





Actions

- New management in U.S. committed to improve consistency with respect to cost estimating, project management and execution
- Continued pricing pressure and need to adapt to current market conditions in Canada require cost reductions

Restructuring

Currently does not include a possible impact from the assessment underway in Australia

- Expect $9 to $11 million in pre-tax cash charges for employee outplacement services, office consolidation, lease terminations and other costs to implement the new business model for the Tyfo® Fibrwrap® system and right-size Canadian operation for cathodic protection services; expect additional charges to reduce further overhead costs
- Annual cost savings from all of these actions are expected to exceed $15 million to be realized in 2018

AEGION®
Stronger. Safer. Infrastructure.®

Infrastructure Solutions expected to have a solid 2H’17

Infrastructure Solutions Contract Backlog


$ million USD
$314
$379
+21%
June 30, 2016
June 30, 2017

- Record backlog of nearly $300 million from new orders of approximately $285 million in 1H’17 for CIPP activity in North America

Infrastructure Solutions 2017 Full-Year Outlook

Expect revenues to grow faster than the three-year growth target of low to mid-single digits and a recovery in operating margins during 2H’17

North America

- Favorable market conditions for wastewater and pressure pipe rehabilitation
- Awarded several projects as part of the strategy to expand in previously underserved markets to maintain growth and share

International

- Strong backlog in the U.K., Netherlands and Denmark provides the opportunity for an improved 2H’17 despite challenges in Australia





Insituform® CIPP



Tyfo®/Fibrwrap® system





Fusible PVC® pipe

Strong backlog and corrective actions support expectations for improved 2H'17 for cathodic protection services in the U.S.

Corrosion Protection Contract Backlog



Remaining Backlog
$ million USD
$126
$189
+50%
June 30, 2016
June 30, 2017



Large Deepwater Project
$ million USD
$134
-93%
$10
June 30, 2016
June 30, 2017

- Two related contracts in the Middle East for robotic internal pipe weld coatings valued at approximately $35 million with over 75 percent of value for offshore activity planned in 2018 at margins in line with prior offshore projects
- Strong backlog for cathodic protection services in the U.S.
- Two Tite Liner® pipe linings projects in Central and South America, combined valued of approximately $10 million, expected to be completed in 2018

Corrosion Protection 2017 Full-Year Outlook

Contributions from the deepwater project and anticipated modest recovery in the energy markets support expectations for mid-teens revenue growth and mid-single digit operating margins

- Expect improved performance in 2H'17 compared to 2H'16, excluding contributions from the deepwater project





Cathodic Protection Services



Tite Liner® system



Robotic Interior Weld Coating

AEGION
Stronger. Safer. Infrastructure.

Energy Services is on track for significantly improved performance in 2017

Energy Services Contract Backlog


$178
$197
+10%
$ million USD
June 30, 2016
June 30, 2017

Backlog represents estimated unrecognized revenues to be realized under long-term Master Service Agreements and other signed contracts over the next 12 months. Contracts up for renewal within the next 12 months are not included in backlog past the renewal date

Energy Services 2017 Full-Year Outlook

Revenues now expected to grow low double-digits, ahead of the three-year growth target, with operating margins above the levels achieved in Q4'16

- New long-term contracts awarded in 2017 add to a strong base of day-to-day refinery maintenance services on the U.S. West Coast
- Expect successful execution of planned turnaround activities in 2H'17
- Continuous improvement efforts to increase operating efficiencies



Mechanical maintenance services, primarily piping, electrical & instrumentation maintenance, engineering, small capital construction and turnaround support services

AEGION
Stronger. Safer. Infrastructure.

Q2'17 financial highlights

P&L Highlights

(Aegion Consolidated)[1]

	Q2'17	Variance from Q2'16
Revenues	$ 354.5M	+19.1%
Adjusted Gross Profit	$ 79.8M	+25.5%
Adjusted Operating Income	$ 21.9M	+48.3%
Adjusted Operating Margin	6.2%	+120 bps

[1]Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

AEGION

Stronger. Safer. Infrastructure.

Isolated market and project performance issues impacted Infrastructure Solutions Q2'17 results

Revenues

In USD millions


$150.2
$148.3
-1.3%
Q2'16
Q2'17

- The timing of strong Q1'17 orders temporarily reduced workable backlog for Insituform® CIPP activity in North America in Q2'17 compared to a strong Q2'16
- Revenues increased in Europe because of improving markets in the U.K. and the Netherlands as well as backlog from the acquired businesses

Adjusted Gross Margins[1]


27.6%
23.2%
-440 bps
Q2'16
Q2'17

Adjusted Operating Margins[1]


11.4%
5.8%
-560 bps
Q2'16
Q2'17

- Negative impacts from legacy backlog issues in Denmark, limited activity for the Tyfo® Fibrwrap® system in North America and performance issues in Australia
- Solid performance in the North American CIPP market despite lower workable backlog compared to strong results in Q2'16
- 1H'17 performance in the North American CIPP market was on par with 1H'16

[1]Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

AEGION
Stronger. Safer. Infrastructure.

Substantial completion of the large deepwater project drove Corrosion Protection Q2'17 results

Revenues
In USD millions


$94.4
$127.7
+35.3%
Q2'16
Q2'17

- Production to insulate pipe for the deepwater project accounted for $41 million of platform revenues

Adjusted Gross Margins[1]


18.2%
27.9%
+970 bps
Q2'16
Q2'17

Adjusted Operating Margins[1]


-1.6%
8.8%
+1,040 bps
Q2'16
Q2'17

- Margin performance from the deepwater pipe coating and insulation project exceeded expectations
- Gross margins would have been higher if not for performance issues in the U.S. for cathodic protection services

[1]Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

AEGION
Stronger. Safer. Infrastructure.

Energy Services delivered a third consecutive quarter of improved performance

Revenues
In USD millions


$53.1
$78.4
+47.8%
Q2'16
Q2'17

- Increased activity for day-to-day maintenance services, including contribution from new long-term contracts
- A greater number of turnaround events compared to last year was a contributor to revenue growth

Adjusted Gross Margins[1]


9.3%
12.5%
+320bps
Q2'16
Q2'17

Adjusted Operating Margins[1]


2.6%
+420 bps
-1.6%
Q2'16
Q2'17

- Increased activity for turnaround services and improved execution related to construction activities contributed to gross margin expansion
- Absence of higher costs present in Q2'16 associated with the upstream downsizing announced in Q1'16
- Improved efficiencies associated with key operating processes

[1]Adjusted (non-GAAP) reconciliation can be found in the appendix of this presentation

AEGION
Stronger. Safer. Infrastructure.

Strong increase in Q2'17 operating cash flow

Aegion Sources/Uses of Cash

Cash flow from operating activities

$27 million source of cash in Q2'17 compared to $12 million provided in Q2'16



$88
$8.9
$4.4
$7.0
$10.5(1)
$7.1
$0.3
$27.2
$105
March 31, 2017
CAPEX
Term Debt
Line of Credit
Share Buybacks
Fx Effects on Cash
Other
Operating Cash Flow
June 30, 2017

(1) Spent $19 million in 1H'17 under Board authorization of up to $40 million for open market share repurchases in 2017

AEGION
Stronger. Safer. Infrastructure.

2017 outlook for several financial metrics

Excludes the impact from the restructuring and potential impairment charge on operating expense and effective tax rate

Operating Expense

Expect 2017 OPEX as a percent of consolidated revenues to be near 2016 levels because of internal investments to advance Aegion's strategic initiatives, annualized impact of recent acquisitions, inflationary increases and actions to reduce costs

Interest Expense

2017 interest expense is expected to be slightly above 2016 levels due to additional line of credit borrowings and rising rates on portion of borrowings subject to floating rates

Effective Tax Rate

2017 full-year effective tax rate is expected to be approximately 30 percent because of a larger portion of pre-tax income in higher tax jurisdictions

Non-Controlling Interest

Recognized approximately $3 million out of the expected $4 million for the full year because a portion of the large deepwater pipe coating and insulation project is shared with a joint venture partner

Actions support long-term strategy and achievement of three-year financial targets

1
Strategic Action
Focus on strategic end markets

- Divest pipe coating and insulation business
- Be a technology provider for the Tyfo® Fibrwrap® system in North American civil structures market
- Restructure operations in Canada for cathodic protection services to meet current market conditions
- Assess operations and market in Australia

2
2017 Restructuring
Expect annual cost savings in excess of $15 million

- New approach in North America for civil structural strengthening using the Tyfo® Fibrwrap® system
- Right-size operations for cathodic protection services in Canada
- Planned company wide cost reduction initiative

3
Commitment
Achieve three-year targets

- Quickly resolve issues and deliver strong profit growth in 2018
- Execute long-term strategy and achieve the three-year financial targets



Appendix

Aegion Q2'17 and 1H'17 financial summary

Selected financial results for the quarter and six month periods ended June 30, 2017 – Adjusted[1] (non-GAAP)

(in USD thousands, except margins and per share information)	2Q 2017	2Q 2016	Change	1H 2017	1H 2016	Change
Revenues	$ 354,473	$ 297,686	19.1 %	$ 679,648	$ 591,594	14.9 %
Adjusted Gross Profit	79,756	63,563	25.5 %	147,336	119,221	23.6 %
Adjusted Gross Margin	*22.5 %*	*21.4 %*	*110 bp*	*21.7 %*	*20.2 %*	*150 bp*
Adjusted Operating Income	21,932	14,786	48.3 %	36,515	22,449	62.7 %
Adjusted Operating Margin	*6.2 %*	*5.0 %*	*120 bp*	*5.4 %*	*3.8 %*	*160 bp*
Segment Adjusted Operating Income						
Infrastructure Solutions	$ 8,664	$ 17,164	$ (8,500)	$ 14,724	$ 27,185	$ (12,461)
Corrosion Protection	11,239	(1,512)	12,751	18,451	(4,445)	22,896
Energy Services	2,029	(866)	2,895	3,340	(291)	3,631
Non-Controlling Interest	(1,078)	229	(1,307)	(2,960)	386	(3,346)
Adjusted Net Income (Attributable to Aegion Corporation)	$ 11,285	$ 8,000	41.1 %	$ 17,351	$ 12,317	40.9 %
Adjusted Diluted Earnings per Share (Attributable to Aegion Corporation)	$ 0.33	$ 0.23	46.9 %	$ 0.51	$ 0.35	44.8 %
Reported Consolidated Backlog	$ 774,400	$ 751,900	3.0 %			

[1] *Adjusted financial results are defined as GAAP results excluding certain isolated items (non-GAAP). See reconciliation to GAAP in the following pages.*

AEGION
Stronger. Safer. Infrastructure.

2017 second quarter non-GAAP reconciliation

All financial data presented is from continuing operations

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges [(1)]	As Adjusted (Non-GAAP)
Cost of Revenues	$ 274,705	$ 12	$ 274,717
Gross Profit	79,768	(12)	79,756
Operating Expenses	58,109	(285)	57,824
Operating Income	21,659	273	21,932
Income before Taxes	17,281	273	17,554
Taxes on Income	5,103	88	5,191
Net Income (attributable to Aegion Corporation)	$ 11,100	$ 185	$ 11,285
Diluted Earnings per Share	**$ 0.33**	**$ 0.00**	**$ 0.33**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $(12) related to the write-off of certain other assets; and (ii) pre-tax restructuring charges for operating expenses of $285 primarily related to wind-down and other restructuring-related charges, net of the reversal of reserves for potentially uncollectible receivables. All restructuring charges relate to the 2014 Restructuring.

AEGION

Stronger. Safer. Infrastructure.

2016 second quarter non-GAAP reconciliation

All financial data presented is from continuing operations

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges (1)	Acquisition-Related Expenses (2)	As Adjusted (Non-GAAP)
Cost of Revenues	$ 236,496	$ (10)	$ (2,363)	$ 234,123
Gross Profit	61,190	10	2,363	63,563
Operating Expenses	50,806	(2,029)	—	48,777
Acquisition-Related Charges	704	—	(704)	—
Restructuring Charges	1,535	(1,535)	—	—
Operating Income	8,145	3,574	3,067	14,786
Other Income/(Expense)	(498)	249	—	(249)
Income before Taxes	4,134	3,823	3,067	11,024
Taxes on Income	941	1,290	1,022	3,253
Net Income (attributable to Aegion Corporation)	$ 3,422	$ 2,533	$ 2,045	$ 8,000
Diluted Earnings per Share	**$ 0.10**	**$ 0.07**	**$ 0.06**	**$ 0.23**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $10 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $2,029 related to wind-down and other restructuring-related charges; (iii) pre-tax restructuring charges of $1,535 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as “Restructuring charges” in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges for other expense of $249 related to the release of cumulative currency translation adjustments. The vast majority of restructuring charges relate to the 2016 Restructuring.

(2) Includes the following non-GAAP adjustments: (i) inventory step up expense of $2,363 for cost of revenues recognized as part of the accounting for business combinations in connection with the Company’s acquisition of Underground Solutions; and (ii) expenses of $704 incurred in connection with the Company’s acquisitions of Underground Solutions, selected assets of Fyfe Europe and the CIPP business of Leif M. Jensen A/S and other potential acquisition activity pursued by the Company during the quarter.

Infrastructure Solutions second quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended June 30, 2017			Quarter Ended June 30, 2016		
	As-Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments (2)	As Adjusted (Non-GAAP)
Infrastructure Solutions						
Revenues	$ 148,311	$ —	$ 148,311	$ 150,199	$ —	$ 150,199
Cost of Revenues	113,947	12	113,959	111,024	(2,314)	108,710
Gross Profit	34,364	(12)	34,352	39,175	2,314	41,489
Operating Expenses	25,973	(285)	25,688	24,776	(451)	24,325
Acquisition-Related Expenses	—	—	—	704	(704)	—
Restructuring Charges	—	—	—	628	(628)	—
Operating Income	$ 8,391	$ 273	$ 8,664	$ 13,067	$ 4,097	$ 17,164

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, reversal of reserves for potentially uncollectible receivables, wind down and other restructuring charges.

(2) Includes non-GAAP adjustments related to: (i) pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges; (ii) inventory step up expense recognized in connection with the Company's acquisition of Underground Solutions; and (iii) acquisition expenses incurred primarily in connection with the Company's acquisition of Underground Solutions, selected assets of Fyfe Europe and the CIPP business of Leif M. Jensen A/S.

AEGION
Stronger. Safer. Infrastructure.

Corrosion Protection second quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended June 30, 2017			Quarter Ended June 30, 2016		
	As-Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments (1)	As Adjusted (Non-GAAP)
Corrosion Protection						
Revenues	$ 127,715	$ —	$ 127,715	$ 94,410	$ —	$ 94,410
Cost of Revenues	92,079	—	92,079	77,307	(59)	77,248
Gross Profit	35,636	—	35,636	17,103	59	17,162
Operating Expenses	24,397	—	24,397	18,767	(93)	18,674
Restructuring Charges	—	—	—	805	(805)	—
Operating Income (Loss)	$ 11,239	$ —	$ 11,239	$ (2,469)	$ 957	$ (1,512)

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, severance and benefit related costs, and other restructuring charges.

AEGION
Stronger. Safer. Infrastructure.

Energy Services second quarter non-GAAP reconciliation

(in USD thousands)	Quarter Ended June 30, 2017			Quarter Ended June 30, 2016		
	As-Reported (GAAP)	Adjustments	As Adjusted (Non-GAAP)	As-Reported (GAAP)	Adjustments [(1)]	As Adjusted (Non-GAAP)
Energy Services						
Revenues	$ 78,447	$ —	$ 78,447	$ 53,077	$ —	$ 53,077
Cost of Revenues	68,679	—	68,679	48,165	—	48,165
Gross Profit	9,768	—	9,768	4,912	—	4,912
Operating Expenses	7,739	—	7,739	7,263	(1,485)	5,778
Restructuring Charges	—	—	—	102	(102)	—
Operating Income (Loss)	$ 2,029	$ —	$ 2,029	$ (2,453)	$ 1,587	$ (866)

(1) Includes non-GAAP adjustments related to pre-tax restructuring charges associated with the write-off of certain other assets, early lease termination costs, severance and benefit related costs, and other restructuring charges.

AEGION
Stronger. Safer. Infrastructure.

Non-GAAP reconciliation for six-month period ended June 30, 2017

All financial data presented is from continuing operations

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges (1)	Acquisition-Related Expenses (2)	As Adjusted (Non-GAAP)
Cost of Revenues	$ 532,468	$ (156)	$ —	$ 532,312
Gross Profit	147,180	156	—	147,336
Operating Expenses	110,855	(34)	—	110,821
Acquisition-Related Expenses	533	—	(533)	—
Operating Income	35,792	190	533	36,515
Income before Taxes	27,029	190	533	27,752
Taxes on Income	7,098	235	108	7,441
Net Income (attributable to Aegion Corporation)	$ 16,971	$ (45)	$ 425	$ 17,351
Diluted Earnings per Share	**$ 0.50**	**$ (0.00)**	**$ 0.01**	**$ 0.51**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $156 related to the write-off of certain other assets; and (ii) pre-tax restructuring charges for operating expenses of $34 primarily related to wind-down and other restructuring-related charges, net of the reversal of reserves for potentially uncollectible receivables. All restructuring charges relate to the 2014 Restructuring.

(2) Includes non-GAAP adjustments related to expenses incurred in connection with the Company's acquisition of Environmental Techniques and other potential acquisition activity pursued by the Company during the period.

Non-GAAP reconciliation for six-month period ended June 30, 2016

All financial data presented is from continuing operations

(in USD thousands, except per share information)	As Reported (GAAP)	Restructuring Charges (1)	Acquisition-Related Expenses (2)	As Adjusted (Non-GAAP)
Cost of Revenues	$ 475,990	$ (45)	$ (3,572)	$ 472,373
Gross Profit	115,604	45	3,572	119,221
Operating Expenses	101,531	(4,759)	—	96,772
Acquisition-Related Expenses	1,735	—	(1,735)	—
Restructuring Charges	8,332	(8,332)	—	—
Operating Income	4,006	13,136	5,307	22,449
Other Income/(Expense)	(1,471)	249	—	(1,222)
Income (Loss) before Taxes	(4,561)	13,385	5,307	14,131
Taxes (Benefit) on Income (Loss)	(3,805)	4,374	1,631	2,200
Net Income (Loss) (attributable to Aegion Corporation)	$ (370)	$ 9,011	$ 3,676	$ 12,317
Diluted Earnings (Loss) per Share	**$ (0.01)**	**$ 0.26**	**$ 0.10**	**$ 0.35**

(1) Includes the following non-GAAP adjustments: (i) pre-tax restructuring charges for cost of revenues of $45 related to the write-off of certain other assets; (ii) pre-tax restructuring charges for operating expenses of $4,759 related to wind-down and other restructuring-related charges; (iii) pre-tax restructuring charges of $8,332 related to employee severance, extension of benefits, employment assistance programs and early lease termination costs in accordance with ASC 420, Exit or Disposal Cost Obligations, and recorded as "Restructuring charges" in the Consolidated Statements of Operations; and (iv) pre-tax restructuring charges for other expense of $249 related to the release of cumulative currency translation adjustments. The vast majority of restructuring charges relate to the 2016 Restructuring.

(2) Includes the following non-GAAP adjustments: (i) inventory step up expense of $3,572 for cost of revenues recognized as part of the accounting for business combinations in connection with the Company's acquisition of Underground Solutions; and (ii) expenses of $1,735 incurred in connection with the Company's acquisitions of Underground Solutions, selected assets of Fyfe Europe and the CIPP business of Leif M. Jensen A/S and other potential acquisition activity pursued by the Company during the period.